     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 17, 1997
                                                     REGISTRATION NO. 333-25015

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-1

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                                ORBIT/FR, INC.
            (Exact name of Registrant as specified in its charter)

             DELAWARE                              3825                        23-2874370
  (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)       IDENTIFICATION NUMBER)

                              506 PRUDENTIAL ROAD
                          HORSHAM, PENNSYLVANIA 19044
                                (215) 674-5100
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           ARYEH TRABELSI, PRESIDENT
                                ORBIT/FR, INC.
                              506 PRUDENTIAL ROAD
                          HORSHAM, PENNSYLVANIA 19044
                                (215) 674-5100
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

                                  COPIES TO:

      ARTHUR H. MILLER, ESQUIRE               FREDERICK W. DREHER, ESQUIRE
    BLANK ROME COMISKY & MCCAULEY             DUANE, MORRIS & HECKSCHER LLP
     1200 FOUR PENN CENTER PLAZA                 4200 ONE LIBERTY PLACE
  PHILADELPHIA, PENNSYLVANIA 19103          PHILADELPHIA, PENNSYLVANIA 19103
           (215) 569-5500                            (215) 979-1000

                               ----------------

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


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

                                   PART II

                    Information Not Required In Prospectus

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits.

 EXHIBIT NO.
 -----------
     1.1     Form of Underwriting Agreement (Dated June 16, 1997).
     2.1*    Stock Purchase Agreement dated March 31, 1997 by and among
              Advanced Electromagnetics, Inc., Anechoic Systems, Inc., Gabriel
              A. Sanchez, Barbara Sanchez and the Company.
     2.2*    Share Exchange Agreement dated December 31, 1996 by and among
              Orbit-Alchut Technologies, Ltd., Orbit Advanced Systems, Ltd. and
              the Company.
     2.3*    Asset Acquisition Agreement dated December 31, 1996 by and between
              Orbit-Alchut Technologies, Ltd. and Orbit F.R. Engineering, Ltd.
     2.4*    Inventory Acquisition Agreement dated January 1, 1997 by and between Orbit-Alchut Technologies, Ltd. and Orbit F.R.
              Engineering, Ltd.
     2.5*    Stock Purchase Agreement dated June 28, 1996 by and among Orbit
              Advanced Technologies, Inc., The Samuel T. Russell Trust, Richard
              P. Flam, Rickey E. Hartman, Lois A. R. Charles, Dorothy Russell,
              John Aubin, Norman D. Kegg and Flam & Russell, Inc.
     3.1*    Amended and Restated Certificate of Incorporation of the Company.
     3.2*    Bylaws of the Company.
     4.1*    Specimen Common Stock Certificate of the Company.
     5.1*    Opinion of Blank Rome Comisky & McCauley.
    10.1*    Employment Agreement dated February 15, 1997 by and between the
              Company and Aryeh Trabelsi.
    10.2*    Employment Agreement dated January 1, 1997 by and between the
              Company and Moshe Pinkasy.
    10.3*    1997 Equity Incentive Plan.
    10.4*    Services Agreement dated January 1, 1997 by and among Orbit-Alchut
              Technologies, Ltd., Orbit F.R. Engineering, Ltd. and the Company.
    21.1*    Subsidiaries of the Registrant.
    23.1*    Consent of Ernst & Young LLP.
    23.2*    Consent of Messina, Ceci, Archer & Company, P.C.
    23.3*    Consent of Blank Rome Comisky & McCauley (included in the opinion filed as Exhibit 5.1 hereto).
    23.4*    Consent of Eric Haskell.
    24.1*    Power of Attorney (included on page II-4).
    27.1*    Financial Data Schedule (electronic filing only).

--------
*Previously filed.

  (b) Financial Statement Schedules.

  Schedules have been omitted because they are not applicable or because required information is included in the Financial Statements and Notes thereto.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horsham, Pennsylvania, on the date indicated.

                                          ORBIT/FR, INC.

Date: June 17, 1997
                                          By:      /s/ Aryeh Trabelsi
                                              ---------------------------------
                                              Aryeh Trabelsi
                                              President and Chief Executive
                                              Officer

  Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                      CAPACITY                    DATE

     /s/ Aryeh Trabelsi            President, Chief             June 17, 1997
-----------------------------      Executive Officer and
       ARYEH TRABELSI              Director (Principal
                                   Executive Officer)

              *                    Chairman of the Board of     June 17, 1997
-----------------------------      Directors
         JOSEPH AVIV

              *                    Director                     June 17, 1997
-----------------------------
         ZEEV STEIN

              *                    Director                     June 17, 1997
-----------------------------
      DAVID BEN-BASSAT

   /s/ Joseph E. Sullivan          Director of Finance and      June 17, 1997
-----------------------------      Treasurer (Principal
     JOSEPH E. SULLIVAN            Financial and Accounting
                                   Officer)


*By: /s/ Aryeh Trabelsi
     ------------------------
      ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

 EXHIBIT NO.
 -----------
     1.1     Form of Underwriting Agreement (Dated June 16, 1997).
     2.1*    Stock Purchase Agreement dated March 31, 1997 by and among
              Advanced Electromagnetics, Inc., Anechoic Systems, Inc., Gabriel
              A. Sanchez, Barbara Sanchez and the Company.
     2.2*    Share Exchange Agreement dated December 31, 1996 by and among
              Orbit-Alchut Technologies, Ltd., Orbit Advanced Systems, Ltd. and
              the Company.
     2.3*    Asset Acquisition Agreement dated December 31, 1996 by and between
              Orbit-Alchut Technologies, Ltd. and Orbit F.R. Engineering, Ltd.
     2.4*    Inventory Acquisition Agreement dated January 1, 1997 by and between Orbit-Alchut Technologies, Ltd. and Orbit F.R.
              Engineering, Ltd.
     2.5*    Stock Purchase Agreement dated June 28, 1996 by and among Orbit
              Advanced Technologies, Inc., The Samuel T. Russell Trust, Richard
              P. Flam, Rickey E. Hartman, Lois A. R. Charles, Dorothy Russell,
              John Aubin, Norman D. Kegg and Flam & Russell, Inc.
     3.1*    Amended and Restated Certificate of Incorporation of the Company.
     3.2*    Bylaws of the Company.
     4.1*    Specimen Common Stock Certificate of the Company.
     5.1*    Opinion of Blank Rome Comisky & McCauley.
    10.1*    Employment Agreement dated February 15, 1997 by and between the
              Company and Aryeh Trabelsi.
    10.2*    Employment Agreement dated January 1, 1997 by and between the
              Company and Moshe Pinkasy.
    10.3*    1997 Equity Incentive Plan.
    10.4*    Services Agreement dated January 1, 1997 by and among Orbit-Alchut
              Technologies, Ltd., Orbit F.R. Engineering, Ltd. and the Company.
    21.1*    Subsidiaries of the Registrant.
    23.1*    Consent of Ernst & Young LLP.
    23.2*    Consent of Messina, Ceci, Archer & Company, P.C.
    23.3*    Consent of Blank Rome Comisky & McCauley (included in the opinion filed as Exhibit 5.1 hereto).
    23.4*    Consent of Eric Haskell.
    24.1*    Power of Attorney (included on page II-4).
    27.1*    Financial Data Schedule (electronic filing only).

--------
* Previously filed.